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                                                THE HARTFORD

                               The Hartford Financial Services Group, Inc.
                                                  (Delaware)

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
                                      Nutmeg Insurance Company                    The Hartford Investment
                                            (Connecticut)                         Management Company
                                                                                 (Delaware)
                                 Hartford Fire Insurance Company
                                             (Connecticut)
                              Hartford Accident and Indemnity Company
                                             (Connecticut)
                                         Hartford Life, Inc.
                                                (Delaware)
                            Hartford Life and Accident Insurance Company
                                              (Connecticut)

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Alpine Life              Hartford Financial        Hartford Life            American Maturity       ITT Hartford Canada
Insurance Company        Services Life             Insurance Company        Life Insurance          Holdings, Inc.
(New Jersey)             Insurance Co.             (Connecticut)            Company                 (Canada)
                        (Connecticut)                                       (Connecticut)
                                                                                                     ITT Hartford Life
                                                                                                     Insurance Company
                                                                                                     of Canada
                                                                                                     (Canada)

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ITT Hartford Life and Annuity              ITT Hartford International                Hartford Financial Services
Insurance Company                          Life Reassurance Corporation              Corporation
(Connecticut)                              (Connecticut)                            (Delaware)

ITT Hartford Life, Ltd.
(Bermuda)

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MS Fund         HL Funding        HL Investment         Hartford           Hartford Securities          ITT Comp. Emp.
America, Inc.   Company, Inc.     Advisors, Inc.        Equity Sales       Distribution                 Benefits Service
(Delaware)     (Connecticut)      (Connecticut)         Company, Inc.      Company, Inc.                Company
                                                        (Connecticut)      (Connecticut)                (Connecticut)

                                Hartford Investment
                                Financial Services
                                Company
                               (Delaware)

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